Exhibit 10(l)

Execution Copy

ELEVENTH AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT

        THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 30, 2005, is by and among CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are collectively referred to herein as the “Loan Parties” and individually referred to herein as a “Loan Party”), the financial institutions parties hereto (together with their respective successors and assigns, the “Banks”), and JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, a national banking association, as agent on behalf of the Banks (in such capacity, the “Agent”).

RECITALS

        A.        The Loan Parties, the Banks, and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of April 14, 2003 (as amended, modified, restated, or replaced from time to time, the “Credit Agreement”), pursuant to which the Banks agreed, subject to the terms thereof, to extend credit to the Loan Parties. For purposes hereof, the term “Loan Documents” shall mean such term as defined in the Credit Agreement, plus this Amendment, and any documents executed and delivered in conjunction with this Amendment.

        B.        The parties hereto further desire to amend the Credit Agreement as set forth herein.

TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

        ARTICLE I. AMENDMENT. Upon the conditions set forth in Article III being fulfilled, the Credit Agreement shall be amended as follows:

        1.1 The definition of the term “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is amended and restated in full as follows:

Borrowing Base means an amount equal to the lesser of the total of (a) eighty percent (80%) of the unpaid amount (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) of all Eligible Accounts Receivable plus (b) fifty percent (50%) of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) minus (c) $750,000; provided, however, that the aggregate amount contributed to the Borrowing Base for Eligible Inventory under the foregoing clause (b) shall not exceed Two Million One Hundred Thousand Dollars ($2,100,000) at any time.

        1.2 The definition of the term “Termination Date” set forth in Section 1.1 of the Credit Agreement is amended by deleting the reference to “September 30, 2005” (as inserted pursuant to prior amendment) and inserting in place thereof the date “October 31, 2005".

        1.3 The following sentences are added to the end of Section 10.1.9 of the Credit Agreement:

Notwithstanding any of the foregoing, by not later than 10:00 a.m. (Grand Rapids, Michigan time) on October 21, 2005, the Loan Parties shall furnish to the Agent and the Banks the following, in each case satisfactory in form and substance to the Agent and the Banks in their sole discretion (the “October 21, 2005 Requirements”): (i) a detailed business plan of the Loan Parties for Fiscal Year 2006, (ii) with such business plan, a detailed description and explanation in writing of when, in what amounts, in what manner and form, and from what source(s) the Loan Parties will obtain any and all funding required for the operations of the Loan Parties from that date forward through the end of Fiscal Year 2006, and (iii) written evidence of the then current, liquid availability of the required aggregate funding, which written evidence should include, as applicable, without limitation, current account and/or brokerage statements of the sources of such funding. Notwithstanding anything to the contrary, failure of the Loan Parties to satisfy the October 21, 2005 Requirements by not later than 10:00 a.m. (Grand Rapids, Michigan time) on October 21, 2005 shall constitute an immediate Event of Default under the Credit Agreement, without any grace or cure period, with respect to which Event of Default the Agent and the Banks shall have all their rights and remedies under this Agreement and the other Loan Documents, including without limitation the right to make the default rate of interest effective in accordance with Section 4.1 of this Agreement.

        ARTICLE II. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties represents and warrants to the Agent and the Banks that:

        2.1 The execution, delivery, and performance of this Amendment are within its powers, have been duly authorized by all necessary corporate or limited liability company action, as the case may be, and are not in contravention of any law, rule, or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of its Certificate of Incorporation or Articles of Organization, as the case may be, or By-laws or Operating Agreement, as the case may be, or of any contract or undertaking to which it is a party or by which it or its properties is or may be bound.

        2.2 This Amendment is the legal, valid, and binding obligation of each Loan Party, enforceable against it in accordance with the terms hereof.

        2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Section 9 of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4 No Event of Default or Unmatured Event of Default exists or has occurred or is continuing on the date hereof.

        ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:

        3.1 This Amendment shall have been executed by the Loan Parties, the Agent, and the Banks.

        3.2 The Loan Parties shall have furnished to the Agent such certified copies of the resolutions of the Board of Directors or the members, as the case may be, of the Loan Parties as requested by the Agent approving this Amendment, and of all documents evidencing other necessary corporate or company action, as the case may be, and governmental approvals, if any, with respect to this Amendment.

        3.3 The Loan Parties shall have furnished to the Agent such other approvals, opinions, or documents as the Agent may reasonably request.

        3.4 The Loan Parties shall have paid all out of pocket fees and disbursements of the Agent, including all unpaid fees and disbursements of Dickinson Wright PLLC due and owing as of the date of this Amendment.

        3.5 The Loan Parties shall have executed and delivered, or caused to be executed and delivered, such amendments and agreements in respect of the Subordination Agreements and any document, instrument or agreement evidencing or executed in connection with any Subordinated Debt as shall be acceptable to the Agent, which shall provide, without limitation, for (i) the extension of the maturity date of the Subordinated Debt to a date not earlier than December 31, 2005, (ii) modification of the financial covenants contained in any document, instrument or agreement evidencing or executed in connection with any Subordinated Debt to conform such covenants to the terms and provisions of this Amendment, as applicable, and (iii) the waiver of any defaults arising under such documents, instruments or agreements. Notwithstanding the foregoing, the Agent and the Banks acknowledge and agree that it shall not be a condition precedent to the effectiveness of this Amendment that such items be executed and delivered by Thomas Wallace as a holder of Subordinated Debt and nor shall it be a condition precedent to the effectiveness of the Tenth Amendment to the Credit Agreement dated as of August 1, 2005 that any similar items otherwise previously required in connection therewith be executed and delivered by Thomas Wallace; provided that (y) nothing herein shall be deemed a waiver of any of the rights or remedies of the Agent or the Banks under the Subordination Agreement of Thomas Wallace, all of which the Agent and the Banks hereby expressly reserve, and (z) this allowance with respect to Thomas Wallace shall be strictly limited as stated above with respect to Thomas Wallace in connection with such Tenth Amendment and this Amendment, and nothing herein shall be construed as a waiver of, a consent to or any modification or amendment, or limitation of, any term or condition of this Section 3.5 with respect to any other holder of Subordinated Debt or of any rights or remedies of the Agent or the Banks under any Subordination Agreement of any such other holder, all of which the Agent and the Banks hereby expressly reserve.

        3.6 The Loan Parties shall have paid an amendment fee to the Agent for the pro rata benefit of the Banks in the amount of $5,000, which fee shall be deemed earned upon the execution of this Amendment.

        ARTICLE IV. MISCELLANEOUS.

        4.1 The Company has informed the Agent and the Banks that it failed to comply, or anticipates failing to comply, with Section 10.6.5, the Total Liabilities to Tangible Capital Funds Ratio covenant, as of the August 31, 2005 and September 30, 2005, respectively, month end, which failures have or will result in Events of Default under the Credit Agreement (the “Subject Covenant Defaults”). The Banks hereby waive the Subject Covenant Defaults; provided that nothing herein shall be construed as a waiver of, a consent to or any modification or amendment, or limitation of, any term or condition of the Credit Agreement or of any right or rights of the Agent or the Banks under the Credit Agreement or any other Loan Document to declare an Event of Default or to exercise the remedies provided to the Agent and the Banks thereunder in any other circumstances, except as expressly stated herein with respect only to the Subject Covenant Defaults for the dates indicated.

        4.2 From and after the date of this Amendment, references in the Credit Agreement or in any note, certificate, instrument or other document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as the same has been amended hereby and as further amended from time to time.

        4.3 The Loan Parties acknowledge and agree that the Agent and the Banks have fully performed all of their obligations under the Credit Agreement and all documents executed in connection with the Credit Agreement and all actions taken by the Agent or any of the Banks are reasonable and appropriate under the circumstances and within their rights under the Credit Agreement and all other documents executed in connection therewith and otherwise available. The Loan Parties represent and warrant that they have no claims or causes of action against the Agent or any of the Banks.

        4.4 If any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment, or if any representation or warranty made by any Loan Party in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default in accordance with the Credit Agreement.

        4.5 Except as expressly amended hereby, the Loan Parties agree that the Loan Documents, and all other documents and agreements executed by the Loan Parties in connection with the Loan Documents in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect, and that they have no set off, counterclaim, or defense with respect to any of the foregoing. Notwithstanding the foregoing, and as further consideration for the agreements and understandings herein, the Loan Parties, on behalf of themselves and their employees, agents, executors, heirs, successors and assigns, do hereby release the Agent, the Banks, and their respective predecessors, officers, directors, employees, agents, attorneys, affiliates, subsidiaries, successors and assigns, from any liability, claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring on or prior to the date hereof, whether known or unknown, including but not limited to claims arising from or in any way related to the Loan Documents or the business relationship among the Loan Parties, the Agent and the Banks, and any claims asserted or which could have been asserted by the Loan Parties or any of them in connection with the Loan Documents and this Amendment.

        4.6 The Loan Parties agree to pay and save the Agent and the Banks harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the fees and expenses of Dickinson Wright PLLC, counsel to the Agent, in connection with the preparation and review of this Amendment and any related documents.

        4.7 The Agent, the Banks and the Loan Parties, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of the Loan Documents, this Amendment or any related instrument or agreement or any of the transactions contemplated by this Amendment or any conduct, dealing, statements (whether oral or written) or actions of any of them. None of the parties hereto shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

        4.8 THE LOAN PARTIES WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR THE BANKS IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

        4.9 This Amendment is made for the sole benefit and protection of the Loan Parties, the Agent and the Banks and their respective successors and permitted assigns (provided that the Loan Parties shall not be permitted, absent the prior written consent of the Agent, to assign any of their rights or obligations under this Amendment). No other person or entity shall have any rights whatsoever under this Amendment. Time shall be of the strictest essence in the performance of each and every one of the Loan Parties’ obligations hereunder. Notwithstanding any provision hereof, this Amendment shall not be considered to be binding upon the Agent and the Banks unless and until a copy hereof shall be executed by the Loan Parties, the Agent and the Banks, and delivered to the Agent.

        4.10 The Loan Documents, as modified and amended by this Amendment, constitute the entire understanding of the parties with respect to the subject matter hereof and may only be modified or amended by a further writing signed by the party to be charged. If any of the provisions of this Amendment are in conflict with any applicable statute or rule of law or otherwise unenforceable, such offending provisions shall be null and void only to the extent of such conflict or unenforceability, but shall be deemed separate from and shall not invalidate any other provision of this Amendment. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Documents.

        4.11 There are no promises or inducements which have been made to any signatory hereto to cause such signatory to enter into this Amendment other than those which are set forth in this Amendment. The Loan Parties acknowledge that they, or their authorized officers have thoroughly read and reviewed the terms and provisions of this Amendment and are familiar with same, that the terms and provisions contained herein are clearly understood by the Loan Parties and have been fully and unconditionally consented to by the Loan Parties and that the Loan Parties have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Amendment, and that this Amendment has been entered into by the Loan Parties freely, voluntarily, with full knowledge, and without duress, and that in executing this Amendment, the Loan Parties are relying on no other representations, either written or oral, express or implied, made to the Loan Parties by any other party hereto, and that the consideration hereunder received by the Loan Parties has been actual and adequate.

        4.12 This Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles of such State.

        4.13 This Amendment may be signed in any number of counterparts, with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective as originals.

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        IN WITNESS WHEREOF, the parties below have caused this Amendment to be executed and delivered as of the date first written above.

CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Edmund Walsh Its: CFO

CLARION REAL ESTATE, L.L.C. By: CLARION TECHNOLOGIES, INC., its Member By: /s/ Edmund Walsh —————————————— Edmund Walsh Its: CFO

JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA, for itself and as Agent By: /s/ Sommer M. Bainbridge —————————————— Sommer M. Bainbridge Its: Vice President

FIFTH THIRD BANK By: /s/ Randal S. Wolffis —————————————— Randal S. Wolffis Its: Vice President